EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Tocqueville Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Tocqueville Trust for the year ended October 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the for the stated period.

/s/ Robert W. Kleinschmidt	/s/ John Cassidy
Robert W. Kleinschmidt	John Cassidy
President, The Tocqueville Trust	Treasurer, The Tocqueville Trust

Dated: December 28, 2012

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Tocqueville Trust for purposes of Section 18 of the Securities Exchange Act of 1934.